                                                                      EXHIBIT 21

                          MCDERMOTT INTERNATIONAL, INC.
                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                          YEAR ENDED DECEMBER 31, 2003

                                                                                JURISDICTION          PERCENTAGE
                                                                                     OF              OF OWNERSHIP
                  NAME OF COMPANY                                               ORGANIZATION           INTEREST
         J. Ray McDermott, S.A.                                                    Panama                 100
              Hydro Marine Services, Inc.                                          Panama                 100
              McDermott Far East, Inc.                                             Panama                 100
                  P.T. McDermott Indonesia                                        Indonesia               75
              McDermott South East Asia Pte. Ltd.                                 Singapore               100
              J. Ray McDermott Holdings, Inc.                                     Delaware                100
                  J. Ray McDermott, Inc.                                          Delaware                100
                      SparTEC, Inc.                                               Delaware                100
              McDermott Caspian Contractors, Inc.                                  Panama                 100
              J. Ray McDermott International, Inc.                                 Panama                 100
                  J. Ray McDermott Middle East, Inc.                               Panama                 100
                      J. Ray McDermott Eastern Hemisphere Limited                 Mauritius               100
                           PT. J. Ray McDermott Indonesia                         Indonesia               100
                  J. Ray McDermott Far East, Inc.                                  Panama                 100
                  Tallares Navales del Golfo, S.A. de C.V.                         Mexico                 95

         Brick Insurance Company, Ltd.                                             Bermuda                100

         McDermott Incorporated                                                   Delaware                100
              Babcock & Wilcox Investment Company                                 Delaware                100
                  BWX Technologies, Inc.                                          Delaware                100


The subsidiaries omitted from the foregoing list, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.